Exhibit 10.3

SECOND AMENDMENT
EMPLOYMENT AGREEMENT

This Second Amendment to the Employment Agreement is entered into between GENERAL MOLY, INC., a Delaware corporation (the “Company”) and ROBERT I. PENNINGTON (“Executive”) to be effective as of January 1, 2016 (“Effective Date”).

RECITALS

A.                                    Executive has been employed by the Company as its Chief Operating Officer (“COO”) since January 1, 2012, and prior thereto, as the Company’s Vice President Engineering & Construction, since October, 2007.

B.                                    Effective as of December 27, 2012, the Company and Executive entered into an Employment Agreement (the “Agreement”).

C.                                    Effective September 6, 2013, the Company and Executive entered into a First Amendment to the Agreement providing for a temporary salary reduction that was revoked on its terms effective with reinstatement of Executive’s Base Compensation on January 16, 2015.

D.                                    The Company continues its efforts to develop the Mt. Hope Project and its efforts to evaluate the Liberty Project, both located in the state of Nevada.

E.                                     The Company and Executive now desire to amend the Agreement to (i) extend the term of the Agreement and provide for annual twelve month (12) renewals of the term; (ii) to provide separation pay upon any non-renewal of term; and (iii) to revise the separation pay upon involuntary termination of employment prior to a change of control or after the expiration of the transition period, or during a transition period.

AMENDMENT

THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth below, the parties agree as follows:

1.                                           Section 2 TERM is hereby amended and restated to read in its entirety as follows:

TERM.  Subject to the provisions for early termination as hereinafter provided, Executive’s employment under the terms and conditions of this Agreement shall commence as of the Effective Date of this Second Amendment and shall automatically renew for a successive twelve (12) month term on each annual anniversary of the Effective Date of this Second Amendment, unless upon ninety (90) days’ notice to Executive, Company shall notify Executive of its decision to not renew the Agreement for another successive twelve (12) month term, and therefore, this Agreement shall automatically terminate on December 31st of the year of such notice, provided that if a Change of Control occurs prior to the expiration of the Term specified in the preceding clause and the Term would otherwise expire during the one-year period immediately following the Change of Control (the “Transition Period”) as a result of application of the preceding clause, then the Term shall end upon expiration of the Transition Period.   If Executive remains employed by the Company after the Term has ended, then such continued employment will be based on such terms and conditions as may be established from time to time by the Company, with no agreement or assurance under this Agreement that Executive will be entitled to any separation pay or benefits upon any termination of such continued employment.

2.                                           Section 4.3 (a) (i) and (ii), and (b) (i) and (ii) only Payments Upon Termination of Employment Prior to a Change of Control or After The Expiration of the Transition Period are hereby amended and restated to read in its entirety as follows.

(a)                              Involuntary Termination By The Company For Non-Renewal of Annual Twelve (12) Month Term; or Without Cause Prior To a Change of Control or After the Expiration of the Transition Period. If (1) Company should elect to not renew the Term for a successive twelve (12) month term; or (2) Executive’s Termination Date occurs (y) during the Term, and (z) prior to a Change of Control or after the expiration of the Transition Period, and if such termination is involuntary at the initiative of the Company without Cause, then, in addition to such Base Compensation that has been earned but not paid to Executive as of the Termination Date, and in consideration of Executive’s obligations under Section 8.2 below, the Company shall provide to Executive the payments set forth in this Section 4.3(a), subject to the conditions described in Section 4.5:

(i)                                     Separation Pay.  The Company shall pay to Executive an amount equal to One Half (1/2) of Executive’s Annual Base Compensation as of the Termination Date, representing six (6) months annual base compensation, payable to Executive in approximately equal installments over six (6) months, with such period commencing on the first normal payroll date of the Company after the Termination Date and continuing thereafter in accordance with the Company’s regular payroll schedule, but in no event shall such amount paid under this Section 4.3(a)(i) exceed the lesser of two times (A) the limit of compensation set forth in section 401(a)(17) of the Code as in effect for the year in which the Termination Date occurs, or (B) Executive’s annualized compensation based upon the annual rate of pay for services to the Company for the calendar year prior to the calendar year in which the Termination Date occurs (adjusted for any increase during that year that was expected to continue indefinitely if the Employee had not separated from service).  The Company and Executive intend the payments under this Section 4.3(a)(i) to be a “separation pay plan due to involuntary separation from service” under Treas. Reg. § 1.409A-1(b)(9)(iii).

(ii)                                  Make-up Payment.  In the event that Executive’s separation pay under Section 4.3(a)(i) above is limited by application of clause (A) or (B) thereof, then the Company shall make an additional lump sum payment to Employee equal to the difference between (x) One Half (1/2) of Employee’s Base Compensation as of the Termination Date and (y) the amount payable to Employee under Section 4.3(a)(i).  Such lump sum payment shall be paid to Employee no later than sixty (60) days following the Termination Date, provided that Employee has satisfied the conditions described in Section 4.5. The Company and Employee intend the payment under this Section 4.3(a)(ii) to be a short-term deferral under Treas. Reg. § 1.409A-1(b)(4).

(b)                              Resignation By Executive For Good Reason Prior To a Change of Control.  If Executive’s Termination Date occurs (y) during the Term, and (z) prior to a Change of Control or after the expiration of the Transition Period, and if such termination is the result of Executive’s resignation for Good Reason, then, in addition to such Base Compensation that has been earned but not paid to Executive as of the Termination Date, and in consideration of Executive’s obligations under Section 8.2 below, the Company shall provide to Executive the payments set forth in this Section 4.3(b), subject to the conditions described in Section 4.5:

(i)                                     Separation Pay.  The Company shall pay to Executive an amount equal to One Half (1/2) of Executive’s Annual Base Compensation as of the Termination Date, representing six (6) months annual base compensation, payable to Executive in approximately equal installments over nine (9) months, with such period commencing on the first normal payroll date of the Company after the Termination Date and continuing thereafter in accordance with the Company’s regular payroll schedule, but in no event shall such amount paid under this Section 4.3(b)(i) exceed the lesser of two times (A) the limit of compensation set forth in section 401(a)(17) of the Code as in effect for the year in which the Termination Date occurs, or (B) Executive’s annualized compensation based upon the annual rate of pay for services to the Company for the calendar year prior to the calendar year in which the Termination Date occurs (adjusted for any increase during that year that was expected to continue indefinitely if the Employee had not separated from service).  The Company and Executive intend the payments under this Section 4.3(b)(i) to be a “separation pay plan due to involuntary separation from service” under Treas. Reg. § 1.409A-1(b)(9)(iii).

(ii)                                  Make-up Payment.  In the event that Employee’s separation pay under Section 4.3(b)(i) above is limited by application of clause (A) or (B) thereof, then the Company shall make an additional lump sum payment to Employee equal to the difference between (x) One Half (1/2) of Employee’s Base Compensation as of the Termination Date and (y) the amount payable to Employee under Section 4.3(b)(i).  Such lump sum payment shall be paid to Employee no later than sixty (60) days following the Termination Date, provided that Employee has satisfied the conditions described in Section 4.5. The Company and Employee intend the payment under this Section 4.3(b)(ii) to be a short-term deferral under Treas. Reg. § 1.409A-1(b)(4).

3.                                      Section 4.4(a)(ii) Additional Separation Pay and (iii) Make Up Payment for termination of employment during the transition period is hereby amended and restated to read in its entirety as follows.

(ii)                                  Additional Separation Pay.  The Company shall pay to Executive an amount equal to Two (2) times Executive’s Base Compensation as of the Termination Date, payable to Executive in approximately equal installments over twelve (12) months, with such period commencing on the first normal payroll date of the Company after the Termination Date and continuing thereafter in accordance with the Company’s regular payroll schedule, but in no event shall such amount paid under this Section 4.4(a)(ii) exceed the lesser of two times (A) the limit of compensation set forth in section 401(a)(17) of the Code as in effect for the year in which the Termination Date occurs, or (B) Executive’s annualized compensation based upon the annual rate of pay for services to the Company for the calendar year prior to the calendar year in which the Termination Date occurs (adjusted for any increase during that year that was expected to continue indefinitely if the Employee had not separated from service).  The Company and Executive intend the payments under this Section 4.4(a)(ii) to be a “separation pay plan due to involuntary separation from service” under Treas. Reg. § 1.409A-1(b)(9)(iii).

(iii)                               Make-up Payment.  In the event that Employee’s separation pay under Section 4.4(a)(ii) above is limited by application of clause (A) or (B) thereof, then the Company shall make an additional lump sum payment to Employee equal to the difference between (x) two times Employee’s Base Compensation as of the Termination Date and (y) the amount payable to Employee under Section 4.4(a)(ii).  Such lump sum payment shall be paid to Employee no later than sixty (60) days following the Termination Date, provided that Employee has satisfied the conditions described in Section 4.5.  The Company and Employee intend the payment under this Section 4.4(a)(iii) to be a short-term deferral under Treas. Reg. § 1.409A-1(b)(4).

4.                                      Section 8.2 Non-Competition (b) is hereby amended with the addition of the “during the Transition Period, and six (6)months outside of the Transition Period” following the word “reason”, in the third line.

Except for this Second Amendment to the Agreement, all terms and conditions of the Agreement, shall remain in full force and effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Employment Agreement as of the dates set forth below, effective as of the Effective Date first set forth above.

COMPANY:

GENERAL MOLY, INC.

By:	/s/ R. Scott Roswell

Name:	R. Scott Roswell

Its:	Chief Legal Officer

Date:

EXECUTIVE:

/s/ Robert I. Pennington
ROBERT I. PENNINGTON

Date: